UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 1, 2014

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(Address of principal executive offices)

+31 (0)20 693 8597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2014, Frank’s International N.V. (the “Company”) announced the appointment by the board of managing directors (the “Board”) of Jeffrey J. Bird to serve as Executive Vice President and Chief Financial Officer. In connection with his appointment, John W. Sinders, the Company’s Executive Vice President, Administration, will no longer serve as interim Chief Financial Officer.

Mr. Bird will receive an annual salary of $400,000. The Compensation Committee of the supervisory board of directors of the Company granted restricted stock units with a Fair Market Value (as such term is defined in the Company’s 2013 Long Term Incentive Plan (the “LTIP”)) of $375,000 as of December 1, 2014, the date of his appointment, pursuant to the Company’s LTIP Restricted Stock Unit Agreement (Employee Form) (the “Form RSU Agreement”) under the LTIP. A copy of the Form RSU Agreement is filed hereto as Exhibit 10.1, and is incorporated herein by reference. The shares will vest ratably over a two year period. In addition, Mr. Bird received a cash payment of $187,500. He will receive an additional cash payment of $187,000 on April 1, 2015 contingent upon his continuous employment as Executive Vice President and Chief Financial Officer of the Company.

In connection with Mr. Bird’s appointment, the Company entered into an indemnification agreement with him. The agreement provides, to the fullest extent permitted by the Company’s Articles of Association dated May 14, 2014, as amended, and the law of The Netherlands, that the Company will indemnify Mr. Bird against any and all liabilities, claims, judgments, fines, penalties, interest and expenses, including attorney’s fees, incurred in connection with any expected, threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative, involving him by reason of his position as Executive Vice President and Chief Financial Officer. The foregoing description is qualified in its entirety by reference to the full text of the indemnification agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Mr. Bird, age 48, was previously the Vice President and Chief Financial Officer for Ascend Performance Materials, a provider of chemicals, fibers and plastics in Houston, Texas, since September 2010. Before joining Ascend, Mr. Bird served in a variety of accounting and finance roles primarily in the industrial manufacturing sector including serving as a division Chief Financial Officer at Danaher Corporation, a global science and technology company, from 2003 to 2007 and 2008 to 2010 and Oshkosh Corporation, a manufacturer of access equipment, specialty vehicles and truck bodies, from 2007 to 2008. Mr. Bird has a Bachelor of Arts degree in accounting from Cedarville University in Ohio.

There are no understandings or arrangements between Mr. Bird and any other person pursuant to which Mr. Bird was selected to serve as principal financial officer, other than his employment relationship set forth above. Mr. Bird does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K. Mr. Bird is eligible to receive grants under the LTIP, which was filed as Exhibit 4.3 to the Registration Statement on Form S-8 on August 13, 2013, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 1, 2014, the Company issued a press release disclosing the appointment of the Company’s principal financial officer described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item	9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Frank’s International N.V. 2013 Long-Term Incentive Plan Restricted Stock Unit Agreement (Employee Form).

10.2	Indemnification Agreement, dated December 1, 2014, by and between Frank’s International N.V. and Jeffrey J. Bird.

99.1	Press Release dated December 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: December 1, 2014	By:	/s/ Brian D. Baird
Name: Brian D. Baird
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

10.1	Frank’s International N.V. 2013 Long-Term Incentive Plan Restricted Stock Unit Agreement (Employee Form).

10.2	Indemnification Agreement, dated December 1, 2014, by and between Frank’s International N.V. and Jeffrey J. Bird.

99.1	Press Release dated December 1, 2014.